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                                                                   EXHIBIT 10.13






                              DATED 2 AUGUST 2004









                        G BROS S.A. AND V. CAPITAL S.A.
                                   AS LENDERS



                                      AND


                            ADVENTURE HOLDINGS S.A.
                                  AS BORROWER


                         ------------------------------

                                 LOAN AGREEMENT

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THIS AGREEMENT is dated 2 August 2004


BETWEEN:

(1) G BROS S.A., ("Lender 1"), a limited liability company established and existing under the laws of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960 and V CAPITAL S.A., a limited liability company established and existing under the law of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960 ("Lender 2") (together the "Lenders"); and

(2) ADVENTURE HOLDINGS S.A., a limited liability company established and existing under the laws of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960 (the "Borrower").



WHEREAS:

(A) As of the date hereof the Borrower is 50% owned by Lender 1 and 50% owned by Lender 2. The Lenders had this shareholding in the Borrower at the Loan Date. This shareholding represents the whole of the issued share capital of the Borrower.

(B) The loan amount is contributed in equal 50% shares by each of the Lenders.

(C) The Borrower requested and had made available to it a loan facility so that it may assist the Borrower's wholly owned subsidiary, Adventure Two S.A. in its acquisition of the m/v "FREE DESTINY". A loan in the sum of US$1,579,447.03 (one million, five hundred and seventy nine thousand, four hundred and forty seven United States Dollars and three cents) (the "Loan") will be advanced to the Borrower by the Lenders.


IT IS HEREBY AGREED

1.1 That the Loan will be made available from the Lenders to the Borrower free of interest.

1.2 That unless otherwise agreed the Loan made shall be repayable, from time to time as cash flow allows, and in any case no later than the date of sale of the M/V 'Free Destiny' or 31 December 2006, whichever the earliest.

1.3 Neither Lender shall unilaterally demand or accept any repayment of the Loan in whole or in part unless the other Lender shall have consented to the same first in writing.


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1.4      The Lenders may assign, transfer or sub-participate all or any part of our rights or obligations under this Agreement, without the Borrower's consent. The Lender shall notify the Borrower promptly following any such assignment or transfer.

1.5 The Lenders may disclose to any potential assignee or transferee of all or any part of our rights or obligations under this Agreement or any other person who may otherwise enter into contractual relations with the Lenders in relation to this Agreement, such information about this Agreement and/or the Borrower and/or the Borrower's related entities as the Lenders think fit.

1.6 This Agreement shall be governed by, and construed in accordance with, the laws of England.


IN WITNESS whereof the Parties hereto have caused this Agreement to be executed as a Deed by the duly authorised representatives of the Parties on the day and year first above written.



Executed for and on behalf of     )   /s/ George D. Gourdomichalis
G BROS S.A. by                    )   ---------------------------------
as duly authorised                )   /s/ Efstathios G. Gourdomichalis
in the presence of:               )   ---------------------------------



Executed for and on behalf of     )   /s/ Ion Varouxakis
V. CAPITAL S.A. by                )
as duly authorised                )
in the presence of:               )



Executed for and on behalf of     )   /s/ Ion Varouxakis
ADVENTURE HOLDINGS S.A. by        )   ---------------------------------
as duly authorised                )   /s/ Efstathios G. Gourdomichalis
in the presence of:               )   ---------------------------------







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